CERTIFICATION



Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Solpower Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  August 26, 2005          By: /s/ James H. Hirst
                                    ----------------------
                                    James H. Hirst
                                    President, Chief Executive Officer,
                                    Principal Accounting Officer and Director